Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2016

Results and Declares Common Stock Dividend

Company Highlights:

-	Completed the acquisition of Arbor Commercial Mortgage’s agency platform
-	Net income of $10.9 million, or $0.21 per diluted common share
-	AFFO of $15.0 million, or $0.21 per diluted common share[1]
-	Declares a cash dividend on common stock of $0.16 per share

Segment Highlights:

Structured Business

-	Segment net income of $7.8 million
-	Loan and investment portfolio growth of 10% from 2Q16 on new originations of $267 million
-	Earned $4.9 million of income from equity investments
-	Closed a sixth collateralized securitization vehicle totaling $325 million

Agency Business

-	Segment net income of $14.0 million
-	Loan originations totaling $850 million
-	Servicing portfolio of $12.6 billion at September 30, 2016, up 5% from the acquisition date of July 14, 2016

Recent Developments:

-	Issued $86 million of Convertible Senior Notes due 2019

Uniondale, NY, November 9, 2016 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2016. Arbor reported net income for the quarter of $10.9 million, or $0.21 per diluted common share, compared to $15.3 million, or $0.30 per diluted common share for the quarter ended September 30, 2015. Adjusted funds from operations (“AFFO”) for the quarter was $15.0 million, or $0.21 per diluted common share, compared to $18.3 million, or $0.36 per diluted common share for the quarter ended September 30, 2015.1

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 2

Acquisition of Arbor Commercial Mortgage’s Agency Platform

As previously announced, on July 14, 2016 the Company completed the acquisition of Arbor Commercial Mortgage’s (“ACM”) agency platform for $275.8 million. The purchase price was paid with $138.0 million in stock, $87.8 million in cash and with the issuance of a $50.0 million seller financing instrument. The stock component was paid with 21.23 million Operating Partnership Units, which was based on a stock price of $6.50 per share.

Based on the closing price of the Company’s common stock on the day of the acquisition, the estimated fair value of the total consideration given was $292.5 million. The preliminary allocation of the purchase price to the net assets acquired resulted in the recognition of intangible assets of $73.3 million and goodwill of $27.8 million.

The acquisition includes a leading national multifamily agency loan origination and servicing platform with over 230 direct employees, including 20 originators in eight states. The agency business originated over $3 billion in loans in 2015, the vast majority of which were government sponsored loans through the Fannie Mae Delegated Underwriting and Servicing (DUS®) program, Federal Home Loan Mortgage Corporation (Freddie Mac) and Government National Mortgage Association (Ginnie Mae).

In addition, the Company obtained a two year option to purchase for $25.0 million the existing management contract and fully internalize the management structure. The exercise of this option is in the sole discretion of the special committee of the Company’s Board of Directors, which has no obligation to exercise its option.

As a result of the acquisition, we currently evaluate our results from operations from two major business segments – our existing on-balance sheet structured loan origination and investment portfolio, the (“Structured Business”), and the newly acquired agency loan origination and servicing platform, the (“Agency Business”).

Structured Business Segment

     Portfolio and Investment Activity

Loan and investment portfolio activity consisted of:

-	22 new loan originations totaling $266.6 million, of which 21 were bridge loans for $261.6 million

-	Payoffs and pay downs on 14 loans totaling $118.3 million

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 3

At September 30, 2016, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.76 billion, with a weighted average current interest pay rate of 5.47%, compared to $1.61 billion and 5.40% at June 30, 2016. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.14% at September 30, 2016, compared to 6.11% at June 30, 2016.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2016, excluding loan loss reserves, was $1.73 billion and the weighted average yield on these assets for the quarter was 6.15%, compared to $1.64 billion and 6.76% for the second quarter of 2016. The decrease in average yield was primarily due to an increase in income from fees associated with loan payoffs in the second quarter as compared to the third quarter.

At September 30, 2016, the Company’s total loan loss reserves were $83.8 million relating to eight loans with an aggregate carrying value before loan loss reserves of $186.5 million. The Company also had four non-performing loans with a carrying value of $1.7 million, net of related loan loss reserves of $22.9 million.

The Company recorded $4.9 million of income from equity affiliates primarily consisting of $3.9 million of income from its joint venture investment in a residential mortgage banking business and $0.7 million of income from a distribution received from another one of its joint venture equity investments.

     Financing Activity

During the third quarter, the Company completed its sixth collateralized securitization vehicle ("CLO VI") totaling $325.0 million of real estate related assets and cash. An aggregate of $250.3 million of investment grade-rated notes were issued, and the Company retained a $74.7 million equity interest in the portfolio. The notes have an initial weighted average spread of 248 basis points over LIBOR, excluding fees and transaction costs. The facility has a three year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions.

The Company closed on a three year, $50.0 million warehouse facility to finance first mortgage loans on healthcare properties. The facility has an interest rate ranging from 250 to 325 basis points over LIBOR.

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2016 was $1.42 billion with a weighted average interest rate including fees of 4.09%, as compared to $1.30 billion and a rate of 4.01% at June 30, 2016. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2016 was $1.37 billion, as compared to $1.25 billion for the second quarter of 2016. The average cost of borrowings for the third quarter was 4.19%, compared to 4.24% for the second quarter of 2016.

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 4

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities, including financings assumed as part of the agency business acquisition. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2016 and as of the most recent CLO determination dates in October 2016.

Agency Business Segment

     Loan Origination Platform

Loan originations for the third quarter ended September 30, 2016 totaled $850.4 million and consisted of:

-	$668.6 million of Fannie Mae loans

-	$157.1 million of Freddie Mac loans

-	$24.6 million of FHA loans

Loan sales for the third quarter of 2016 totaled $970.0 million, of which $418.2 million were loans that were acquired on July 14, 2016 as part of the acquisition.

At September 30, 2016, loans held-for-sale was $310.3 million which was primarily comprised of unpaid principal balances totaling $302.1 million, with financing associated with these loans totaling $301.9 million.

For the quarter ended September 30, 2016, the Agency Business generated revenues of $34.5 million. Fee-based services, including gain on sales, net was $9.7 million, reflecting a margin of 1.76% on third quarter loan sales of $551.8 million (loans originated and sold by the Company in the period subsequent to the acquisition date). Income from mortgage servicing rights was $16.0 million for the quarter, reflecting a rate of 2.23% as a percentage of third quarter loan commitments of $714.8 million.

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 5

     Servicing Portfolio

The servicing portfolio totaled $12.6 billion at September 30, 2016, an increase of 5% from the acquisition date, as a result of $850.4 million of new loan originations during the quarter. Servicing revenue, net was $5.9 million for the quarter, and consists of servicing revenue of $13.5 million net of amortization of mortgage servicing rights totaling $7.6 million.

	Servicing Portfolio ($ in 000s)
	As of September 30, 2016			As of July 14, 2016
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$10,520,107	0.53%	6.4	$9,990,276	0.52%	6.4
Freddie Mac	1,660,941	0.23%	10.3	1,527,317	0.24%	10.6
FHA	420,962	0.18%	19.3	419,980	0.19%	20.3
Total	$12,602,010	0.48%	7.3	$11,937,573	0.47%	7.4

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At September 30, 2016, the Company’s allowance for loss-sharing obligations was $31.1 million which consists of general loss sharing guaranty obligations of $25.4 million, representing 0.24% of the Fannie Mae servicing portfolio, and $5.7 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Capital Markets

In October 2016, the Company issued $86.25 million of 6.50% Convertible Senior Notes due 2019 (the “Notes”), including the underwriter’s $11.25 million over-allotment option. The Notes pay interest semiannually in arrears and will mature on October 1, 2019, unless earlier converted or repurchased. The Company does not have the right to redeem the Notes prior to maturity. The Notes are convertible, subject to certain conditions, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s sole election. The conversion rate was initially equal to 119.3033 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $8.38 per share of common stock, representing an approximate 10% conversion premium based on the closing price of the Company’s common stock of $7.62 per share on September 29, 2016. The Company received proceeds of $82.8 million, net of transaction fees, from the offering which is intended to be used to make investments in our business and for general corporate purposes.

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 6

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.16 per share of common stock for the quarter ended September 30, 2016. The dividend is payable on November 30, 2016 to common stockholders of record on November 21, 2016. The ex-dividend date is November 17, 2016.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2016 through November 30, 2016. The dividends are payable on November 30, 2016 to preferred stockholders of record on November 15, 2016. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 87959729.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through November 30, 2016. In addition, a telephonic replay of the call will be available until November 16, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 87959729.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a current servicing portfolio of approximately $12.6 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC.

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 7

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. Supplemental schedules of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 12 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Joseph Green 646-536-7013 jgreen@theruthgroup.com
Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 8

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest income	$29,636,227	$26,025,709	$83,424,190	$79,575,689
Other interest income, net	-	-	2,539,274	7,884,344
Interest expense	16,966,228	11,885,363	42,958,329	37,405,492
Net interest income	12,669,999	14,140,346	43,005,135	50,054,541
Other revenue:
Fee-based services, including gain on sales, net	9,693,822	-	9,693,822	-
Mortgage servicing rights	15,968,067	-	15,968,067	-
Servicing revenue, net	5,885,884	-	5,885,884	-
Property operating income	2,960,940	7,202,851	12,719,027	22,855,028
Other income, net	359,546	51,633	663,977	164,449
Total other revenue	34,868,259	7,254,484	44,930,777	23,019,477
Other expenses:
Employee compensation and benefits	14,216,679	4,877,059	22,856,433	14,133,403
Selling and administrative	5,903,031	2,063,408	10,277,844	7,442,979
Acquisition costs	6,406,258	1,116,126	10,261,902	1,542,169
Property operating expenses	2,819,004	6,028,585	10,991,823	18,381,317
Depreciation and amortization	1,808,765	1,250,761	3,129,410	4,137,080
Impairment loss on real estate owned	-	-	11,200,000	-
Provision for loss sharing	1,316,862	-	1,316,862	-
Provision for loan losses (net of recoveries)	(54,000)	277,464	(24,995)	2,353,688
Management fee - related party	3,325,000	2,725,000	8,875,000	8,075,000
Total other expenses	35,741,599	18,338,403	78,884,279	56,065,636
Income before gain on acceleration of deferred income, loss on termination of swaps, gain on sale of real estate, income from equity affiliates and provision for income taxes	11,796,659	3,056,427	9,051,633	17,008,382
Gain on acceleration of deferred income	-	8,162,720	-	19,171,882
Loss on termination of swaps	-	(340,197)	-	(4,629,647)
Gain on sale of real estate	-	-	11,630,687	3,984,364
Income from equity affiliates	4,929,375	6,353,239	11,193,918	10,983,177
Provision for income taxes	(300,000)	-	(300,000)	-
Net income	16,426,034	17,232,189	31,576,238	46,518,158
Preferred stock dividends	1,888,430	1,888,430	5,665,290	5,665,290
Net income attributable to noncontrolling interest	3,649,432	-	3,649,432	-
Net income attributable to common stockholders	$10,888,172	$15,343,759	$22,261,516	$40,852,868
Basic earnings per common share	$0.21	$0.30	$0.43	$0.80
Diluted earnings per common share	$0.21	$0.30	$0.43	$0.80
Weighted average shares outstanding:
Basic	51,390,467	50,962,516	51,272,795	50,822,444
Diluted	70,271,796	50,962,516	51,627,550	50,917,442
Dividends declared per common share	$0.16	$0.15	$0.46	$0.43

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

November 9, 2016	Page 9

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets:
Cash and cash equivalents	$71,613,974	$188,708,687
Restricted cash	176,615,179	48,301,244
Loans and investments, net	1,656,748,937	1,450,334,341
Loans held-for-sale, net	310,252,600	-
Capitalized mortgage servicing rights, net	224,297,210	-
Available-for-sale securities, at fair value	5,214,998	2,022,030
Investments in equity affiliates	41,962,338	30,870,235
Real estate owned, net	19,762,787	60,845,509
Real estate held-for-sale, net	-	8,669,203
Due from related party	493,412	8,082,265
Goodwill and other intangible assets	99,932,986	-
Other assets	43,326,307	29,558,430
Total assets	$2,650,220,728	$1,827,391,944

Liabilities and Equity:
Credit facilities and repurchase agreements	431,060,399	136,252,135
Collateralized loan obligations	1,007,736,720	758,899,661
Senior unsecured notes	94,330,797	93,764,994
Junior subordinated notes to subsidiary trust issuing preferred securities	157,662,855	157,117,130
Mortgage note payable - real estate owned	-	27,155,000
Related party financing	50,000,000	-
Due to related party	18,583,192	3,428,333
Due to borrowers	50,823,894	34,629,595
Allowance for loss-sharing obligations	31,113,413	-
Other liabilities	83,477,916	51,054,321
Total liabilities	1,924,789,186	1,262,301,169

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding, no shares issued and outstanding, respectively; 8.25% Series A,
$38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference;
1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000
aggregate liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,401,295
and 50,962,516 shares issued and outstanding, respectively	514,013	509,625
Additional paid-in capital	619,179,982	616,244,196
Accumulated deficit	(137,441,120)	(136,118,001)
Accumulated other comprehensive loss	(1,142,053)	(4,840,950)
Total Arbor Realty Trust, Inc. stockholders’ equity	570,619,035	565,090,775

Noncontrolling interest	154,812,507	-
Total equity	725,431,542	565,090,775

Total liabilities and equity	$2,650,220,728	$1,827,391,944

Arbor Realty Trust Reports Third Quarter 2016 Results and Declares Common Stock Dividend

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 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 STATEMENT OF INCOME SEGMENT INFORMATION- (Unaudited)

	Quarter Ended September 30, 2016
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$26,893,151	$2,743,076	$-	$29,636,227
Interest expense	14,455,058	1,680,561	830,609	16,966,228
Net interest income	12,438,093	1,062,515	(830,609)	12,669,999

Other revenue:
Fee-based services, including gain on sales, net	-	9,693,822	-	9,693,822
Mortgage servicing rights	-	15,968,067	-	15,968,067
Servicing revenue, net	-	5,885,884	-	5,885,884
Property operating income	2,960,940	-	-	2,960,940
Other income, net	111,036	248,510	-	359,546
Total other revenue	3,071,976	31,796,283	-	34,868,259

Other expenses:
Employee compensation and benefits	3,460,745	10,755,934	-	14,216,679
Selling and administrative	2,182,406	3,720,625	-	5,903,031
Acquisition costs	-	-	6,406,258	6,406,258
Property operating expenses	2,819,004	-	-	2,819,004
Depreciation and amortization	641,721	1,167,044	-	1,808,765
Provision for loss sharing	-	1,316,862	-	1,316,862
Provision for loan losses (net of recoveries)	(54,000)	-	-	(54,000)
Management fee - related party	1,712,307	1,612,693	-	3,325,000
Total other expenses	10,762,183	18,573,158	6,406,258	35,741,599

Income before income from equity affiliates and provision for income taxes	4,747,886	14,285,640	(7,236,867)	11,796,659
Income from equity affiliates	4,929,375	-	-	4,929,375
Provision for income taxes	-	(300,000)	-	(300,000)

Net income	$9,677,261	$13,985,640	$(7,236,867)	$16,426,034

Preferred stock dividends	1,888,430	-	-	1,888,430
Net income attributable to noncontrolling interest	-	-	3,649,432	3,649,432
Net income attributable to common stockholders	$7,788,831	$13,985,640	$(10,886,299)	$10,888,172

(1) Includes certain corporate expenses not allocated to the two reportable segments, such as costs associated with the acquisition of the Agency Business as well as income allocated to the noncontrolling interest holder.

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 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

	September 30, 2016
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$41,562,243	$30,051,731	$-	$71,613,974
Restricted cash	174,583,396	2,031,783	-	176,615,179
Loans and investments, net	1,656,748,937	-	-	1,656,748,937
Loans held-for-sale, net	-	310,252,600	-	310,252,600
Capitalized mortgage servicing rights, net	-	224,297,210	-	224,297,210
Investments in equity affiliates	41,962,338	-	-	41,962,338
Goodwill and other intangible assets	-	99,932,986	-	99,932,986
Other assets	53,677,419	15,120,085	-	68,797,504
Total assets	$1,968,534,333	$681,686,395	$-	$2,650,220,728

Liabilities:
Debt obligations	1,388,916,564	301,874,207	50,000,000	1,740,790,771
Allowance for loss-sharing obligations	-	31,113,413	-	31,113,413
Other liabilities	114,779,654	36,396,692	1,708,656	152,885,002
Total liabilities	$1,503,696,218	$369,384,312	$51,708,656	$1,924,789,186

(1) Includes assets and liabilities not allocated to the two reportable segments, such as financings and accrued acquisition costs associated with the acquisition of the Agency Business.

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

 (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$10,888,172	$15,343,759	$22,261,516	$40,852,868

Subtract:
Gain on sale of real estate	-	-	(11,630,687)	(3,984,364)
Add:
Net income attributable to noncontrolling interest	3,649,432	-	3,649,432	-
Impairment loss on real estate owned	-	-	11,200,000	-
Depreciation - real estate owned and held-for-sale	443,684	1,250,761	1,764,329	4,137,080
Depreciation - investments in equity affiliates	93,588	93,588	280,764	280,764

Funds from operations (1)	$15,074,876	$16,688,108	$27,525,354	$41,286,348

Subtract:
Income from mortgage servicing rights	(15,968,067)	-	(15,968,067)	-
Impairment loss on real estate owned	-	-	(11,200,000)	-
Net gain on changes in fair value of derivatives	(248,510)	-	(248,510)	-
Add:
Amortization of MSRs	7,586,524	-	7,586,524	-
Depreciation and amortization	1,365,081	-	1,365,081	-
Gain on sale of real estate	-	-	11,630,687	3,984,364
Stock-based compensation	777,080	463,313	2,940,174	2,890,582
Acquisition costs	6,406,258	1,116,126	10,261,902	1,542,169

Adjusted funds from operations (1)	$14,993,242	$18,267,547	$33,893,145	$49,703,463

Diluted FFO per share (1)	$0.21	$0.33	$0.48	$0.81

Diluted AFFO per share (1)	$0.21	$0.36	$0.59	$0.98

Diluted weighted average shares outstanding (1)	70,271,796	50,962,516	57,748,830	50,917,442

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), amortization of MSRs, changes in fair value of certain derivatives that temporarily flow through earnings as well as the add-back of one-time charges such as acquisition costs. The Company also adds back impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.